Exhibit 1.1

Graham Packaging Company Inc.

            Shares

Common Stock

($0.01 par value)

Plus an Option to Purchase from the Selling Stockholders up to

[            ] Additional Shares of Common Stock to Cover Over-Allotments

Form of Underwriting Agreement

New York, New York

[            ], 2010

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman, Sachs & Co.

200 West Street,

New York, New York 10282

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Graham Packaging Company Inc., a corporation organized under the laws of the state of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [    ] shares of common stock, $0.01 par value (“Common Stock”) of the Company, and the persons named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the several Underwriters [    ] shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the “Underwritten Securities”). The Selling Stockholders named in Schedule II hereto also propose, subject to the terms and conditions stated herein, to grant to the Underwriters an option to purchase up to [    ] additional shares of Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).

The Company is a holding company that owns an 80.9% limited partnership interest, and a 4.0% general partnership interest, through its wholly-owned subsidiary BCP/Graham Holdings L.L.C. (“BCP”), in Graham Packaging Holdings Company, a Pennsylvania limited partnership (“Holdings”). The Company and Holdings are herein referred to as the “Graham Packaging Parties.”

The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 21 hereof.

As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Securities set forth opposite its name on the Schedule I to this Agreement, up to [    ] shares, for sale to the Company’s employees, officers, and directors and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Securities to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 7:30 A.M. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

1. Representations and Warranties.

(i) Each of the Graham Packaging Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(i).

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-163956) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus, which shall comply in all material respects with the requirements of the Act.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c)(i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)(i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f)(i) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; (ii) the capital stock of the Company conforms to the description thereof contained in the Disclosure Package and the Prospectus; (iii)(1) all of the outstanding shares of capital stock of the Company (including the Securities being sold hereunder by the Selling Stockholders) and the subsidiaries of the Company (each a “Subsidiary” and together, the “Subsidiaries”) that are corporations are duly authorized and validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights and (2) all of the outstanding partnership interests of Holdings have been duly authorized and validly issued and are fully paid (to the extent required under the Holdings Partnership Agreement (as defined below)) and non-assessable; (iv) the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; (v) the Securities being sold by the Company and the Selling Stockholders have been approved for listing on the New York Stock Exchange, subject to official notice of issuance and evidence of satisfactory distribution; (vi) the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; (vii) except as disclosed in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), all of the outstanding shares of capital stock or other equity interests of each Subsidiary constituting a “Significant Subsidiary” within the meaning of the Act (each a “Significant Subsidiary”) are free and clear of all liens, encumbrances, equities and claims (other than liens, encumbrances and restrictions imposed in favor of the lenders under Graham Packaging Company, L.P.’s and GPC Capital Corp. I’s senior secured credit facility (the “Credit Facility”) or permitted thereunder); and (viii) except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there are no (A) options, warrants or other rights to purchase, (B) agreements or other obligations to issue or (C) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Graham Packaging Parties or any of the Significant Subsidiaries outstanding.

(g) Each of the Graham Packaging Parties and the Significant Subsidiaries has been duly incorporated or formed, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation and has all requisite corporate or partnership power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Package and the Prospectus; each of the Graham Packaging Parties and the Significant Subsidiaries that is a corporation has been duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations or properties of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(h) The statements in the Preliminary Prospectus and the Prospectus under the headings “Certain Relationships and Related Party Transactions”, “Description of Indebtedness”, “Description of Capital Stock” and “Material United States Federal Income and Estate Tax Consequences to Non-U.S. Holders” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(i) This Agreement has been duly authorized, executed and delivered by each of the Graham Packaging Parties.

(j) The Sixth Amended and Restated Limited Partnership Agreement of Holdings (the “Holdings Partnership Agreement”) has been duly authorized, executed and delivered by BCP and is a valid and legally binding agreement of BCP, enforceable against it in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles, and the Holdings Partnership Agreement conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(k) Each of the income tax receivable agreement (the “Holdings Income Tax Receivable Agreement”) among the Company and GPC Holdings, L.P,; the income tax receivable agreement (the “Company Income Tax Receivable Agreement”) among the Company and Blackstone Capital Partners III Merchant Banking Fund L.P.; the Exchange Agreement (the “Exchange Agreement”) among the Company, Holdings, GPC Holdings, L.P. and Graham Packaging Corporation, the stockholders’ agreement (the “Stockholders’ Agreement”) among the Company, Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Family Investment Partnership III L.P. and Blackstone Offshore Capital Partners III L.P. (collectively, “Blackstone Selling Stockholders”); and the Registration Rights Agreement between the Company, Holdings, Graham Packaging Corporation, GPC Holdings, L.P., the Blackstone Selling Stockholders and the other holders set forth on the signature page thereto (the “Registration Rights Agreement” and, together with the Holdings Income Tax Receivable Agreement, the Company Income Tax Receivable Agreement, the Exchange Agreement and the Stockholders’ Agreement, the “Transaction Agreements”) has been duly authorized, executed and delivered by the Graham Packaging Parties party thereto and, assuming due authorization, execution and delivery by the other parties thereto, will be a valid and legally binding agreement of such Graham Packaging Parties, enforceable against them in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles, and each such agreement conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(l) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required in connection with the transactions contemplated herein, the transactions contemplated by the Transaction Agreements and the consummation of the Reorganization (as such term is defined in the Disclosure Package and the Prospectus under the caption “Organizational Structure—Reorganization”), except such as have been obtained and such as may be required under the Act, the Exchange Act and the state securities or “Blue Sky” laws and except in connection with the Reorganization for any such consents, approvals, authorizations or orders the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not have a material adverse effect on the consummation of the transactions contemplated by this Agreement or the Reorganization. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or its partnership agreement or similar organizational document in the case of limited partnerships or its limited liability company agreement or similar organizational documents in the case of limited liability companies), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them except for any such breach or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) None of (i) the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof, (ii) the consummation of the transaction contemplated by the Transaction Agreements nor the fulfillment of the terms thereof, nor (iii) the consummation of the Reorganization will conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not have a material adverse effect on the consummation of the transactions contemplated by this Agreement, (ii) the certificate of incorporation or bylaws (or its partnership agreement or similar organizational document in the case of limited partnerships or its limited liability company agreement or similar organizational documents in the case of limited liability companies) of the Company or any of the Subsidiaries, or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not have a material adverse effect on the consummation of the transactions contemplated by this Agreement or the Transaction Agreements.

(n) Each of the audited and unaudited financial statements of the Company included in the Preliminary Prospectus, the Prospectus and the Registration Statement presents fairly in all material respects the financial position, results of operations and cash flows of the entities to which they relate at the dates and for the periods to which they relate and, with respect to the audited financial statements, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial data of the Company in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the information shown therein and have been prepared on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(o) To the Graham Packaging Parties’ knowledge, Deloitte & Touche LLP (the “Independent Accountants”) is an independent public accounting firm with respect to the Company under Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations and rulings.

(p) Except as set forth in the Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Graham Packaging Parties, threatened any action, suit, proceeding, inquiry or investigation to which the Graham Packaging Parties or any of the Subsidiaries is a party, or to which the property or assets of the Graham Packaging Parties or any of the Subsidiaries is subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Graham Packaging Parties or any of the Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities or the consummation of the transactions contemplated hereby.

(q) Since the date of the most recent financial statements appearing in the Disclosure Package and the Prospectus, except as described or contemplated therein, (i) none of the Graham Packaging Parties or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) which liabilities, obligations, transactions or contracts would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) there shall not have been any change in the capital stock or long-term indebtedness of the Graham Packaging Parties or the Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

(r) Each of the Company and the Significant Subsidiaries (i) has filed all necessary federal, state and foreign income and franchise tax returns, and has paid all taxes shown as due thereon, except where the failure to file such returns or pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect. Other than tax deficiencies which the Company or any Significant Subsidiary is contesting in good faith and for which the Company or such Significant Subsidiary, as applicable, has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Significant Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

(s) Each of the Company and the Significant Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Disclosure Package and the Prospectus as being owned by it which are material to the business of the Company and the Significant Subsidiaries, taken as a whole, and good and marketable title to a leasehold estate in the real and personal property described in the Disclosure Package and the Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Disclosure Package and the Prospectus, except for liens, encumbrances and restrictions in favor of the lenders under the Credit Facility or permitted thereunder or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, the Company and the Significant Subsidiaries own or possess adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights and know-how (collectively, “Intellectual Property Rights”) necessary to conduct the businesses in the manner as described in the Disclosure Package and the Prospectus, and neither the Company nor the Significant Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement or conflict with) Intellectual Property Rights owned by third parties, in each case where the failure to own or possess or such infringement or conflict would reasonably be expected to have a Material Adverse Effect.

(t) Except as set forth in the Disclosure Package and the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect, to the knowledge of the Graham Packaging Parties and the Significant Subsidiaries (A) each of the Company and the Significant Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Significant Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or threatened against the Company or any of the Significant Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Significant Subsidiaries, (E) none of the Company or the Significant Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or any comparable state law, (F) no property or facility of the Company or any of the Significant Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

(u) Except as set forth in the Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no strike, labor dispute or work stoppage with the employees of the Company or any of the Significant Subsidiaries which is pending or, to the knowledge of the Graham Packaging Parties or any of the Significant Subsidiaries, threatened.

(v) Each of the Company and the Subsidiaries carries or is covered by insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties that insures against such losses and risks as is adequate in their respective business judgments to protect the value of their businesses.

(w) None of the Company or the Significant Subsidiaries has any material liability for a “reportable event” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company or any of the Significant Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Significant Subsidiary is or has ever been a participant that would reasonably be expected to have a Material Adverse Effect. With respect to such plans, the Company and each Significant Subsidiary is in compliance in all material respects with all presently applicable provisions of ERISA except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

(x) The Graham Packaging Parties are not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(y) None of the Company or any of the Subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated in this Agreement).

(z) No holders of securities of the Graham Packaging Parties have rights to the registration of such securities under the Registration Statement other than those that are satisfied by the Registration Statement or otherwise waived.

(aa) The Company and the Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals. Holdings and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, management to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles.

(bb) The Company and the Subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding required disclosure, and the Company reasonably believes such disclosure controls and procedures are effective.

(cc) The Company and the Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(dd) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ee) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ff) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Graham Packaging Parties, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Graham Packaging Parties, threatened.

(hh) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Graham Packaging Parties, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X and all of the other subsidiaries of the Company not listed on Annex A, if considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary of the Company as defined by Rule 1-02 of Regulation S-X.

The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Graham Packaging Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Graham Packaging Parties, as to matters covered thereby, to each Underwriter.

(ii)(1) Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

(a) Such Selling Stockholder has and at the Closing Date, will have, valid title to, or a valid “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) to the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company (“DTC”) or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such securities entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Securities will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC is a “clearing corporation,” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(b) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.

(c) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws or other laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(d) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any applicable law; or (ii) the charter or by-laws of such Selling Stockholder (or its partnership agreement or similar organizational document in the case of limited partnerships or its limited liability company agreement or similar organizational documents in the case of limited liability companies); or (iii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound; or (iv) any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except in the case of clauses (i), (iii) and (iv) for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(e) To the best knowledge of such Selling Stockholder, (i) on the Effective Date and at the Execution Time, the Information Regarding Such Selling Stockholder (as defined below) contained in the Registration Statement, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Information Regarding Such Selling Stockholder contained in the Prospectus will not contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Information Regarding Such Selling Stockholder contained in the Disclosure Package does not and will not contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited solely to the Information Regarding Such Selling Stockholder. The Underwriters, the Company and the Selling Stockholders agree that the “Information Regarding Such Selling Stockholder” consists solely of the information with respect to such Selling Stockholder under the caption “Principal and Selling Stockholders” in each of the Disclosure Package and the Prospectus.

(2) Each Selling Stockholder listed on Schedule IV (the “Individual Selling Stockholders”) further represents and warrants to, and agrees with, each Underwriter that:

(a) Certificates in negotiable form for such Selling Stockholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the “Custody Agreement”) with American Stock Transfer & Trust Company, LLC, as Custodian (the “Custodian”); the Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the

Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, that proportion of Underwritten Securities set forth in Schedule II to be sold by the Company and the Selling Stockholders, respectively, at a purchase price of $[        ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders named in Schedule II hereto hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to [        ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Company and such Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum aggregate number of Option Securities to be sold by the Selling Stockholders is [        ]. The maximum number of Option Securities which each Selling Stockholder agrees to sell is set forth in Schedule II hereto. In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by each Selling Stockholder listed on Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Stockholder and the number of Option Securities to be sold. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [            ], 2010, or at such time on such

later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Stockholders named in Schedule II hereto will deliver the Option Securities (at the expense of the Company) to the Representatives, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholders named in Schedule II by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders named in Schedule II hereto. If settlement for the Option Securities occurs after the Closing Date, the Company and such Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to each Underwriter and counsel for the Underwriters, without charge, a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will use its reasonable best efforts to arrange for, if necessary, and in cooperation with the Underwriters, the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or subject itself to taxation in excess of a nominal dollar amount, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock (other than the Securities) or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock (the “Lock-Up Securities”); or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan, dividend reinvestment plan or employee benefit plan of the Company in effect at the Execution Time or described in the Disclosure Package and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(l) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.

(i) The Company agrees to pay the costs and expenses relating to the following matters (except to the extent the Selling Stockholders are obligated to pay any expenses described below): (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Company representatives in connection with presentations to prospective purchasers of the Securities, including without limitation, fees and expenses of any consultants engaged by the Company in connection with the presentations to prospective purchasers (it being understood that the Company and the Underwriters shall each bear half of the costs, respectively, associated with the cost of aircraft and other transportation chartered in connection with the road show); (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder. It is understood, however, that except as provided in this Section and Section 8 entitled “Indemnification and Contribution”, the Underwriters shall pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any expenses connected with any “tombstone” or other advertising published after the date hereof by the Underwriters. This provision shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of costs and expenses.

(j) The Company agrees to pay (1) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, (2) all reasonable costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and (3) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(k) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto, any electronic road show and any customary term sheet to offer the Securities or convey final pricing terms thereof that contain only information contained in the Disclosure Package. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(ii) Each Selling Stockholder agrees with the several Underwriters that:

(a) Prior to the Execution Time, such Selling Stockholder shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto addressed to the Representatives.

(b) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.

(c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in the Information Regarding Such Selling Stockholder included in the Registration Statement, the Prospectus any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto.

(d) Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, unless it obtains the prior written consent of the Company and the Representatives, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(e) To the extent applicable, such Selling Stockholder agrees to exchange limited partnership units in Holdings for shares of Common Stock in the amounts necessary for such Selling Stockholder to own the number of Underwritten Securities set forth opposite such Selling Stockholder’s name in Schedule II hereto on the Closing Date and, if the option to purchase additional shares is exercised by the Underwriters, the number of Option Securities set forth opposite such Selling Stockholder’s name in Schedule II hereto on the settlement date.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy, in all material respects, of the representations and warranties that are not qualified by materiality and the accuracy of the representations and warranties that are qualified by materiality, on the part of the Graham Packaging Parties and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy, in all material respects, of the statements of the Graham Packaging Parties and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance, in all material respects, by the Graham Packaging Parties and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company, the Blackstone Selling Stockholders and the Individual Selling Stockholders shall have requested and caused Simpson Thacher & Bartlett LLP, United States counsel for the Company, the Blackstone Selling Stockholders and the Individual Selling Stockholders, to have furnished to the Representatives their opinion and negative assurance letter, each dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit B.

(c) The Company shall have requested and caused Michael L. Korniczky, general counsel for the Company, to have furnished to the Representatives an opinion dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit C.

(d) GPC Holdings, L.P. and Graham Packaging Corporation (collectively, “Graham Family Selling Stockholders”) shall have requested and caused Drinker Biddle & Reath LLP, counsel for the Graham Family Selling Stockholders, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit D.

(e) Blackstone Offshore Capital Partners III L.P. shall have requested and caused Walkers, Cayman Islands counsel for Blackstone Offshore Capital Partners III L.P., to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit E.

(f) MidOcean Capital Investors, L.P. shall have requested and caused Kirkland & Ellis LLP counsel for MidOcean Capital Investors, L.P., to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit F.

(g) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Company shall have furnished to the Representatives a certificate of the Graham Packaging Parties, signed by the Chief Executive Officer and the principal financial or accounting officer of the Graham Packaging Parties, dated the Closing Date, to the effect that:

(i) the representations and warranties of the Graham Packaging Parties in this Agreement that are not qualified by materiality are true and correct in all material respects and the representations and warranties of the Graham Packaging Parties in this Agreement that are qualified by materiality are true and correct, in each case, on and as of the Closing Date with the same effect as if made on the Closing Date and the Graham Packaging Parties have, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Graham Packaging Parties’ knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(i) The Company shall have at the Execution Time, the Closing Date and each settlement date, furnished to the Representatives a certificate signed by the Chief Financial Officer, dated respectively as of the Execution Time, the Closing Date and each settlement date, substantially in the form of Exhibit G.

(j)(i) Each Individual Selling Stockholder shall have furnished to the Representatives a certificate, signed by an Attorney-in-Fact of such Individual Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date and (ii) Each Selling Stockholder that is not an Individual Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(k) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives at the Execution Time, the Closing Date and each settlement date, letters, dated respectively as of the Execution Time, the Closing Date and each settlement date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder, that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 2009 and as at September 30, 2009, in accordance with Statement on Auditing Standards No. 100 and in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”), and containing additional statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements, pro forma financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date and each settlement date shall use a “cut-off” date no more than three business days prior to such Closing Date and settlement date.

(l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(m) Subsequent to the Execution Time or, if earlier, the date of the most recent financial statements in the Disclosure Package and the Prospectus, none of the Company or any of its Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(n) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further customary information, certificates and documents as the Representatives may reasonably request.

(o) At the Execution Time, (i) the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and (ii) each stockholder listed on Annex B hereto addressed to the Representatives and each of the Selling Stockholders shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto as required by Section 5(ii)(a) above.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Graham Packaging Parties and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, at Four Times Square, New York, New York 10036, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all of their out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a)(i) The Graham Packaging Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Graham Packaging Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Graham Packaging Parties may otherwise have.

(ii) The Graham Packaging Parties, jointly and severally, agree to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees, affiliates and agents of Citigroup Global Markets Inc. (including, without limitation, Morgan Stanley Smith Barney) and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (“Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (ii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (ii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.

(b) Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless each Graham Packaging Party, each of its directors, each of its officers, each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls such Graham Packaging Party or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Graham Packaging Parties to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have. The Graham Packaging Parties and each Underwriter acknowledge that the Information Regarding Such Selling Stockholder constitute the only information furnished in writing by or on behalf of such Selling Stockholder for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Graham Packaging Party, each of its directors, officers, employees, affiliates and agents and each person who controls such Graham Packaging Party within the meaning of either the Act or the Exchange Act and each Selling Stockholder, each of its directors, each of its officers and each person who controls each Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Graham Packaging Parties and each Selling Stockholder acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting”, (a) the list of Underwriters and their respective participation in the sale of the Securities, (b) the sentences related to concessions and reallowances, (c) the paragraphs related to stabilization, syndicate covering transactions and penalty bids and (d) the sentence related to sales to discretionary accounts in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act, by or on behalf of any indemnified party.

Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(a)(ii) hereof in respect of such action or proceeding and if the Citigroup Entities have reasonably determined that they have conflicting claims making it appropriate to have separate counsel, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Entities for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Graham Packaging Parties, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Graham Packaging Parties, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Graham Packaging Parties, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Graham Packaging Parties, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Graham Packaging Parties, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Graham Packaging Parties and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Graham Packaging Parties and the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Graham Packaging Parties, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the Graham Packaging Parties or any of the Selling Stockholders within the meaning of either the Act or the Exchange Act, each officer of the Graham Packaging Parties and each director of the Graham Packaging Parties or any of the Selling Stockholders shall have the same rights to contribution as the Graham Packaging Parties and the Selling Stockholders, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) Notwithstanding anything to the contrary in this Section 8, the liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1(ii) hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters. The Graham Packaging Parties and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, the Company shall be entitled to a further period of 36 hours within which to procure another party or parties reasonably satisfactory to the nondefaulting Underwriter or Underwriters to purchase no less than the amount of such unpurchased Securities, otherwise this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Graham Packaging Parties or their respective officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Graham Packaging Parties or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; the Goldman, Sachs & Co. Registration Department (fax no.: (212) [            ]) and confirmed to the Registration Department, Goldman, Sachs & Co., at 200 West Street, New York, New York 10282-2198, Attention: Registration Department and the Deutsche Bank Securities Inc. Equity Capital Markets Syndicate Desk (fax no.: 212-797-9344)and confirmed to the Equity Capital Markets Syndicate Desk, Deutsche Bank Securities Inc., 60 Wall Street, New York, New York, 10005, Attn: Equity Capital Markets Syndicate Desk; or, if sent to the Graham Packaging Parties, will be mailed, delivered or telefaxed to 717-849-8541 and confirmed to it at 2401 Pleasant Valley Road, York, Pennsylvania 17402, attention of the Legal Department; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. The Graham Packaging Parties and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Graham Packaging Parties and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Graham Packaging Parties or the Selling Stockholders and (c) the Graham Packaging Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Graham Packaging Parties and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Graham Packaging Parties or any Selling Stockholder on related or other matters). The Graham Packaging Parties and the Selling Stockholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Graham Packaging Parties or any of the Selling Stockholders, in connection with such transaction or the process leading thereto.

15. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Graham Packaging Parties and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Graham Packaging Parties, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

18. Waiver of Jury Trial. The Graham Packaging Parties, the Selling Stockholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder(s) and the several Underwriters.

Very truly yours,

Graham Packaging Company Inc.

By:
Name:
Title:

Graham Packaging Holdings Company

By:
Name:
Title:

Blackstone Capital Partners III Merchant Banking Fund L.P.

By:
Name:
Title:

Blackstone Offshore Capital Partners III L.P.

By:
Name:
Title:

Blackstone Family Investment Partnership III L.P.

By:
Name:
Title:

Graham Packaging Corporation

By:
Name:
Title:

GP HOLDINGS, L.P.

By: GPC Investments, LLC its general partner

By:
Name:
Title:

MidOcean Capital Investors, L.P.

By:
Name:
Title:

Selling Stockholders Listed on
Schedule IV

By:
Attorney-in-Fact

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc. Goldman, Sachs & Co.
Deutsche Bank Securities Inc.

By: Citigroup Global Markets Inc.

By:
Name:
Title:

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

By: Deutsche Bank Securities Inc.

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.

Total

SCHEDULE II

	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold
Company:

Selling Stockholders:

[name]
[address, fax no.]

[name]
[address, fax no.]

Total		Total

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE IV

Robinson Beeson

Scott Booth

William Mertens

Robert Cochran

George Stevens

EXHIBIT A

Graham Packaging Company Inc.

Public Offering of Common Stock

January [    ], 2010

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street New York,

New York 10013

c/o Goldman, Sachs & Co.

200 West Street,

New York, New York 10282-2198

c/o Deutsche Bank Securities Inc.

60 Wall Street New York,

New York 10005

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Graham Packaging Company Inc., a Delaware corporation (the “Company”), Graham Packaging Holdings Company, a Pennsylvania limited partnership, the selling stockholders named in Schedule II thereto and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Public Offering”) of shares (“Securities”) of Common Stock, $0.01 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock (the “Lock-Up Securities”), or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”).

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

Notwithstanding anything contained herein to the contrary, to the extent that (i) at any time subsequent to the execution of this Lock-up Agreement the undersigned is not required to make any filings under Section 16 or Sections 13(d) or (g) of the Securities Exchange Act of 1934 with respect to any shares of Common Stock, and (ii) the undersigned has entered into or will enter into an agreement similar to this Lock-up Agreement (a) in connection with a bona fide issuer directed share program relating to the underwritten public offering of Common Stock (a “DSP Program”) with respect to any shares of Common Stock to be purchased in such DSP Program (the “DSP Shares”) and (b) with any member of the underwriting syndicate or any affiliate of such member who is acting as administrator of such DSP Program, the terms of such other similar lock-up agreement and not of this Lock-up Agreement shall govern the undersigned’s rights with respect to such DSP Shares.

In addition, notwithstanding anything contained herein to the contrary, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives:

(i) as a bona fide gift or gifts, including as a result of the operation of law or estate or intestate succession; or

(ii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners or stockholders of the undersigned; or

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v) in exchange for shares of Common Stock pursuant to and in accordance with that certain Exchange Agreement dated as of the date hereof by and among Graham Packaging Corporation, GPC Holdings, L.P., the Company and Graham Packaging Holdings Company;

provided that (a) the undersigned receives and delivers to the Representatives a signed lock-up agreement substantially in the form of this letter for the balance of the Lock-Up Period from each donee, trustee, distributee or transferee, as the case may be, (b) any such transfer shall not involve a disposition for value, (c) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (d) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

In addition, the restrictions described in this letter shall not apply to:

(i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that no transfers occur under such plan during the Lock-Up Period;

(ii) tenders of shares of Common Stock made in response to a bona fide third party take-over bid made to all holders of shares of Common Stock or any other acquisition transaction whereby all or substantially all of the shares of Common Stock are acquired by a third party; or

(iii) the sale of shares of Common Stock by the undersigned pursuant to the Underwriting Agreement.

It is understood that, if the Company notifies the undersigned in writing that it does not intend to proceed with the Public Offering, if the Underwriting Agreement does not become effective on or before May 31, 2010 or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from the obligations under this agreement.

Yours very truly,

[Name of Officer, Director or Stockholder]

By:
Name:
Title:
Address:

EXHIBIT B

Form of Simpson Thacher & Bartlett LLP opinion

EXHIBIT C

Form of General Counsel opinion

EXHIBIT D

Form of Drinker Biddle & Reath LLP opinion

EXHIBIT E

Form of Walkers opinion

EXHIBIT F

Form of Kirkland & Ellis LLP opinion

EXHIBIT G

Form of CFO Certificate

Annex A

List of Significant Subsidiaries

Annex B

List of Stockholders Signing Lock-Up Agreements